UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006 (October 2, 2006)

Hartman Commercial Properties REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On October 2, 2006 the Board of Trustees of Hartman Commercial Properties REIT (the “Company”) terminated the Amended and Restated Property Management Agreement dated as of September 1, 2004, between the Company and Hartman Management, L.P. (“Hartman Management”) as well as the Property and Partnership Management Agreement dated as of January 28, 1999 between the Company and Hartman Management. The Board of Trustees of the Company determined that it was in the best interests of the Company and its shareholders to terminate the Amended and Restated Property Management Agreement and the Property and Partnership Management Agreement because of numerous unresolved issues and conflicts of interest between Allen R. Hartman, Hartman Management and the Company. In addition, the Board of Trustees believed that it was in the best interests of the Company and its shareholders to move forward as a self-managed, self-administered REIT with a new, fully integrated management team. The Company is currently in litigation with Hartman Management and Allen R. Hartman concerning the validity of the Amended and Restated Management Agreement among other matters. The Company did not incur any material termination penalties as a result of the termination of the Amended and Restated Property Management Agreement or the original Property and Partnership Management Agreement. In addition, the Board elected not to renew an Advisory Agreement, dated as of August 31, 2004, between the Company and Hartman Management, the current payments under which had been extended on a month-to-month basis and ultimately expired on September 30, 2006. The previously mentioned litigation also contests the validity of the Advisory Agreement.

Pursuant to the Management Agreement and the Advisory Agreement, Hartman Management has acted as the Company’s advisor and manager of the Company’s day-to-day operations and portfolio of properties. Allen R. Hartman, formerly the Company’s Chief Executive Officer, Secretary and Chairman of the Board of Trustees, is the sole limited partner of Hartman Management, as well as the president, secretary, sole trustee and sole shareholder of the general partner of Hartman Management. As described below, Mr. Hartman was removed by the Board of Trustees as Chairman, Chief Executive Officer, and Secretary of the Company on October 2, 2006.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 2, 2006, the independent members of the Board of Trustees of the Company unanimously voted to remove Allen R. Hartman from his positions as Chief Executive Officer, Secretary and Chairman of the Board of Trustees of the Company. On the same day, the Board of Trustees appointed James C. Mastandrea, age 63, to serve as the Company’s interim Chief Executive Officer and Chairman of the Board of Trustees. Mr. Mastandrea has served as an independent member of the Company’s Board of Trustees since July 5, 2006, and is a member of the Investment Committee of the Board of Trustees, which he chairs, and the newly formed Executive Committee of the Board of Trustees, which is comprised of Messrs. Vyas (Chair), Minton, Mahaffey and Mastandrea, and he will continue to serve as a member of the Board of Trustees and the above mentioned committees with a term expiring at the Company’s 2007 Annual Meeting of Shareholders. There are no arrangements or understandings between Mr. Mastandrea and any other person pursuant to which Mr. Mastandrea was selected as an officer. Since the beginning of the Company’s last fiscal year, Mr. Mastandrea has had no direct or indirect interest in any transaction to which the Company was a party.

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Mr. Mastandrea has served as President and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust since March 4, 2003 and as its Chief Executive Officer since April 7, 2003. In May 1998, Mr. Mastandrea returned as Chairman and Chief Executive Officer to MDC Realty Corporation, Chicago, Illinois, which he founded in 1978 and had used for the development of over $500 million of real estate projects until 1993. From July 1993 to December 1993, Mr. Mastandrea was President of First Union Real Estate Investments, a NYSE listed real estate investment trust headquartered in Cleveland, Ohio. From January 1994 until his departure in May 1998, he was Chairman of the Board of Trustees and Chief Executive Officer of First Union. During his tenure at First Union, Mr. Mastandrea and his management team substantially grew the assets of the company from $495 million at the beginning of 1994 to $934 million at the end of 1997, along with commensurate growth in net operating income and funds from operations. In 1999, Mr. Mastandrea formed Eagle’s Wings Aviation Corporation, where he served as Chief Executive Officer, to purchase a troubled aviation services business. At the time of the purchase, the business was in default on its debt obligations. Following the September 11, 2001 terrorist attacks, the business was further adversely affected. In March 2002, Eagle’s Wings filed for protection under Chapter 11 of the federal bankruptcy laws. Mr. Mastandrea has been the general partner of Hampton Court Associates, L.P. since its formation in 1983. Mr. Mastandrea is a director of Cleveland State University Foundation Board and Chairman of the nominating committee, and a director and a member of the real estate committee of University Circle Inc., Cleveland, Ohio. He is a member of National Association of Real Estate Investment Trusts (NAREIT) and  Pension Real Estate Association (PREA).

On October 2, 2006, the Board of Trustees also appointed John J. Dee, age 55, as Chief Operating Officer and Executive Vice President of Finance of the Company. There are no arrangements or understandings between Mr. Dee and any other person pursuant to which Mr. Dee was selected as an officer. Since the beginning of the Company’s last fiscal year, Mr. Dee has had no direct or indirect interest in any transaction to which the Company was a party.

Mr. Dee has served as a trustee and Senior Vice President since March 4, 2003, and as Chief Financial Officer since April 7, 2003 of Paragon Real Estate Equity and Investment Trust. Prior to Mr. Dee’s joining Paragon, from 2002 to 2003, he was Senior Vice President and Chief Financial Officer of MDC Realty Corporation, Cleveland, Ohio, an affiliate of MDC Realty Corporation, Chicago, Illinois. From 2000 to 2002, Mr. Dee was Director of Finance and Administration for Frantz Ward, LLP, Cleveland, Ohio, a Cleveland-based law firm with approximately 100 employees. From 1978 to 2000, Mr. Dee held various management positions with First Union Real Estate Investments (NYSE), most recently as Senior Vice President and Chief Accounting Officer from 1996 to 2000. Mr. Dee is licensed as a CPA (non-practicing) in the State of Ohio.

On October 4, 2006, the Company issued a press release announcing the changes described herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 4, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN COMMERCIAL PROPERTIES REIT

Dated: October 5, 2006	By: /s/ James C. Mastandrea
Name: James C. Mastandrea
Title:Interim Chief Executive Officer

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